Exhibit 10.19

[CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

SECOND AMENDMENT
TO THE
MARKETING AND
ADMINISTRATIVE SERVICES AGREEMENT

THIS SECOND AMENDMENT TO THE MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT, hereinafter referred to as the “Second Amendment,” is effective on this --1st day of November, 2004, by and between EDUCATION LENDING SERVICES, INC., a Delaware corporation, formerly known as “Grad Partners, Inc.,” doing business as the “Consolidation Assistance Program,” hereinafter referred to as “ELServices,” having its principal place of business at 12760 High Bluff Drive, Suite 210, San Diego, California 92130, and RELIANT PARTNERS LLC, a California limited liability company, hereinafter referred to as “Marketer,” having its business address as 11526 Sorrento Valley Road, Suite A-1, San Diego California 92121.
RECITALS

WHEREAS, ELServices and Marketer desire to amend the Marketing and Administrative Services Agreement between the parties, dated December 1, 2001, as amended by the First Amendment, dated April 1, 2002, and Letter Agreement, executed February 7, 2003, hereinafter, collectively referred to as the “Marketing Agreement.”

WHEREAS, ELServices and Marketer desire to extend the term of the Marketing Agreement and to further amend the Marketing Agreement to provide for the payment of a Marketing Fee for completed FFELP PLUS loan (“PLUS Loan”), graduate Stafford loan (“Grad Loan”), and undergraduate Stafford loan (“Undergrad Loan”) (collectively referred to as “FFELP Loans”) applications generated by Marketer; as a result of the marketing and administrative services performed by Marketer under the terms of the Marketing Agreement.

WHEREAS, ELServices desires Marketer to market on behalf of ELServices private consolidation loans offered by ELServices, or its affiliates, (“Private Consolidation Loans”) to current and prospective customers of Marketer in the form of leads for Private Consolidation Loans; and

WHEREAS, Marketer desires to market on behalf of ELServices the FFELP Loans, Consolidation Loans, and Private Consolidation Loans offered by or through ELServices, or its affiliates, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.    TERM AND TERMINATION.

1.1    The term of the Marketing Agreement set forth in paragraph 5.1 therein is extended through June 30, 2006, and shall be automatically extended for additional one (1) year periods thereafter unless either party gives written notice to the other party not later than sixty (60) days prior to the termination of the existing term of its intent not to extend the Agreement for an additional one (1) year period.

2.    MARKETING SERVICES.

2.1    The word “exclusively” in paragraph 1.1 of the Marketing Agreement is hereby removed effective on the date of this Second Amendment.

2.2    Marketing of FFELP Loans and Private Consolidation Loans. In addition to Consolidation Loans, Marketer shall market FFELP Loans and Private Consolidation Loans to some or all of its current and prospective customers utilizing its Website and direct marketing activities in accordance with the provisions of Section 1. of the Marketing Agreement, using the ELServices affiliate’s lender name “Student Loan Xpress” as directed by ELServices. Marketer shall provide the additional marketing, administration, and related activities and/or services as set forth in Exhibit 1.2 attached hereto and by this reference made a part hereof.

3.    COMPENSATION.

3.1    FFELP Loans. In addition to the Marketing Fee payment for Completed Applications as set forth in the Marketing Agreement, ELServices shall pay Marketer a marketing and administrative services fee (“FFELP Marketing Fee”) for each respective Completed PLUS Loan, Grad Loan, and Undergrad Loan Application (as defined in paragraph 3.3 below) (collectively “Completed FFELP Applications”) as set forth in Exhibit 2.1, as amended herein.

3.2    Private Consolidation Loans. ELServices shall pay Marketer a “Marketing Fee” in the amount set forth in Exhibit 2.1, as amended herein, for each funded Private Consolidation Loan (“Funded Private Loan”), as defined in section 3.4 below resulting from the marketing, administration, and related activities of Marketer as set forth in Exhibit 1.2.

3.3    Completed FFELP Applications. For purposes of this Marketing Agreement, all compensation due Marketer for Completed FFELP Applications shall be paid within thirty (30) days after the end of the prior calendar month during the term of this Agreement for which a payment is due Marketer. Each monthly payment shall be accompanied by a report indicating the number of Completed FFELP Applications received by ELServices from the marketing and administrative activities of Marketer for the respective prior calendar month period. For purposes of this Agreement, payment is not due Marketer for any Completed FFELP Application until ELServices receives written confirmation from the guaranty/disbursement/funding reports received from its servicers and/or disbursers, or from those of an affiliate of ELServices, in accordance with the terms of those agreements, that a respective Completed FFELP Application received from Marketer by ELServices, or by its affiliate, has been certified by an educational institution and guaranteed by an authorized FFELP guaranty agency.

3.4    Funded Private Loans. For purposes of this Agreement, a “Funded Private Loan” for a Private Consolidation Loan shall mean a private consolidation loan application received and processed by ELServices or its third party lender wherein the third party lender has funded the Private Consolidation Loan on behalf of a respective borrower. All compensation due Marketer for Funded Private Loans shall be paid within forty-five (45) days after the end of the prior calendar quarter during the term of this Agreement for which a payment is due Marketer. Each quarterly payment shall be accompanied by a report indicating the number of Funded Private Loans for which ELServices received payment from its third party lender resulting from the marketing and administrative activities of Marketer for the respective prior calendar quarter period.

4.    MARKETING AGREEMENT.

5.1    Wherever in the Marketing Agreement there is a reference to Consolidation Loan(s) or Consolidation Loan Application(s), such reference shall now include the words “FFELP Loan,” “FFELP Applications,” and “Private Loan Applications,” respectively, where applicable.

5.2    Except as amended by this Second Amendment to the Marketing Agreement, the terms and conditions of the Marketing Agreement, the First Amendment and Letter Agreement, shall remain in full force and effect between ELServices and Marketer and are incorporated herein by this reference.

IN WITNESS THEREOF, the parties have executed this Second Amendment to the Marketing and Administrative Services Agreement effective on the date first set forth above.

ELServices:	Marketer:

EDUCATION LENDING SERVICES, INC. a Delaware corporation	RELIANT PARTNERS LLC a California limited liability company

By: /s/ Douglas L. Feist	By: /s/ Jason W. Kincaid
DOUGLAS L. FEIST Executive Vice President and Secretary	JASON W. KINCAID Sole Manager and Member

EXHIBIT “2.1”

MARKETING FEES
(As Amended Herein)

A.    FFELP MARKETING FEES

Beginning on the effective date of this Second Amendment (i.e., November 1, 2004), through the term of the Marketing Agreement, ELServices shall pay Marketer a FFELP Marketing Fee for each respective Completed FFELP Application (as defined in paragraph 3.3 above) as follows:

1.    COMPLETED FFELP APPLICATIONS:

A.    PLUS Loan Application.  The amount of [**] for Sallie Mae schools and [**] for non-Sallie Mae schools. No FFELP Marketing Fee shall be paid Marketer for any Completed PLUS Loan Application having a certified loan amount of less than FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00).

B.    Graduate Stafford Loan Application.  The amount of [**] for Sallie Mae schools and [**] for non-Sallie Mae schools. No FFELP Marketing Fee shall be paid Marketer for any Completed Graduate Stafford Loan Application having a certified loan amount of less than FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00).

C.    Undergraduate Stafford Loan Application.  The amount of [**] for both Sallie Mae and non-Sallie Mae schools. No FFELP Marketing Fee shall be paid Marketer for any Completed Undergraduate Stafford Loan Application having a certified loan amount of less than TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00).

2.    FFELP SERIAL LOANS:

For each subsequent PLUS Loan, Graduate Stafford Loan, or Undergraduate Stafford Loan for the same borrower for which Marketer received a Marketing Fee, ELServices shall pay the Marketer the respective Marketing Fees for that PLUS Loan, Graduate Stafford Loan, or Undergraduate Stafford Loan as set forth in Paragraph 3. above.

** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT “2.1”

MARKETING FEES
(Continued)

3.	SUBSEQUENT CONSOLIDATION LOAN PAYMENTS:

For each Completed Consolidation Loan Application (as defined in the Marketing Agreement) resulting from the consolidation of an ELServices or an affiliate’s borrower’s PLUS Loan, Graduate Stafford Loan, Undergraduate Stafford Loan, or consolidation loan for which a Marketing Fee was received by Marketer, ELServices shall pay Marketer a Marketing Fee equal the consolidation loan Marketing Fee set forth in the Marketing Agreement, as amended, less the total amount received by the Marketer from ELServices or an affiliate for the respective borrower’s PLUS Loan, Graduate Stafford Loan, Undergraduate Stafford Loan, and/or prior consolidation loan to be consolidated by such borrower.

4.    TERMINATION OF FFELP MARKETING FEE PAYMENTS:

Upon thirty (30) days prior written notice to Marketer, ELServices shall have the right to terminate the continued receipt from Marketer of the respective type of Completed FFELP Applications as set forth below:

A.    PLUS Loan Application.  If the cumulative average loan balance of all Completed PLUS Loan Applications received by ELServices from Marketer at the end of any calendar month during the term of the Marketing Agreement, as amended, is less than TEN THOUSAND AND NO/100 DOLLARS ($10,000.00).

B.    Graduate Stafford Loan Application.  If the cumulative average loan balance of all Completed Graduate Stafford Loan Applications received by ELServices from Marketer at the end of any calendar month during the term of the Marketing Agreement, as amended, is less than TEN THOUSAND AND NO/100 DOLLARS ($10,000.00).

C.    Undergraduate Stafford Loan Application.  If the cumulative average loan balance of all Completed Undergraduate Stafford Loan Applications received by ELServices from Marketer at the end of any calendar month during the term of the Marketing Agreement, as amended, is less than THREE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($3,500.00).

EXHIBIT “2.1”

MARKETING FEES
(Continued)

B.    COMPLETED PRIVATE CONSOLIDATION LOANS

Each Funded Private Consolidation Loan (as defined in the Agreement) shall be paid to Marketer by ELServices in accordance with the amount set forth in the following chart:

Funded Loan Amount	Royalty Fee (basis points)

Up to $10,000	[**] bps
$10,001 - $15,000	[**] bps
$15,001 - $25,000	[**] bps
$25,001 - $50,000	[**] bps
$50,001 - $75,000	[**] bps
$75,001 - $100,000	[**] bps
$100,001 - $150,000	[**] bps
$150,001 - $250,000	[**] bps

** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.